                                                                       EXHIBIT 4

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                           Springfield, MA 01111-0001

   Massachusetts Mutual Life Insurance Company (Company) has issued a Group Annuity Contract (Contract) to Citizens Bank of Rhode Island.

   This Certificate is subject to the conditions and provisions of the Contract. Nothing in the Contract invalidates or impairs any right granted to the certificateholder by this Certificate. The Company will make Annuity Payments provided by the Contract starting on the Annuity Date as described in this Certificate.

   This Certificate is issued by the Company at its Home Office, 1295 State Street, Springfield, MA 01111-0001, on the Certificate Issue Date. The Certificate is issued in exchange for the payment of the initial Purchase Payment.

   RIGHT TO EXAMINE CERTIFICATE: This Certificate may be returned to the Company for any reason within ten (10) calendar days after its receipt by the Participant. It may be returned by delivering or mailing it to the Company at its Annuity Service Center. When this Certificate is received by the Company it will be voided as if it had never been in force. Upon its return, the Company will refund, within seven days, the Certificate Value next computed after receipt of this Certificate by the Company at its Annuity Service Center. This may be more or less than the Purchase Payments.

                        READ YOUR CERTIFICATE CAREFULLY

                 SECRETARY                          PRESIDENT

                     VARIABLE DEFERRED ANNUITY CERTIFICATE
                        WITH FLEXIBLE PURCHASE PAYMENTS
                                Nonparticipating

   ANNUITY PAYMENTS, WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

   THE SEPARATE ACCOUNTS MUST EARN AT LEAST 5.5% TO AVOID A DECREASE IN ANNUITY PAYMENTS FROM THEIR INITIAL LEVEL. THE SEPARATE ACCOUNT MAY INCUR THE FOLLOWING
CHARGES: MORTALITY AND EXPENSE RISK CHARGE, ADMINISTRATIVE CHARGE AND DISTRIBUTION CHARGE.

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                               TABLE OF CONTENTS

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
CERTIFICATE SCHEDULE.......................................................   4

DEFINITIONS................................................................   8

PURCHASE PAYMENT PROVISIONS................................................  10
  Purchase Payments........................................................  10
  Subsequent Purchase Payments.............................................  10
  Allocation of Purchase Payments..........................................  10

SEPARATE ACCOUNT PROVISIONS................................................  10
  The Separate Account.....................................................  10
  Valuation of Assets......................................................  10
  Accumulation Units.......................................................  10
  Accumulation Unit Value..................................................  11
  Mortality and Expense Risk Charge........................................  11
  Administrative Charge....................................................  11
  Distribution Charge......................................................  11
  Mortality and Expense Guarantee..........................................  11

ANNUAL CERTIFICATE MAINTENANCE CHARGE......................................  12
  Deduction for Annual Certificate Maintenance Charge......................  12

TRANSFERS..................................................................  12
  Transfers During the Accumulation Period.................................  12
  Transfers During the Annuity Period......................................  12

WITHDRAWAL PROVISIONS......................................................  14
  Withdrawal...............................................................  14
  Contingent Deferred Sales Charge.........................................  14
  Withdrawal Charge........................................................  14

PROCEEDS PAYABLE ON DEATH..................................................  15
  Death of Participant During the Accumulation Period......................  15
  Death Benefit Amount During the Accumulation Period......................  15
  Death Benefit Options During the Accumulation Period.....................  15
  Death of Participant During the Annuity Period...........................  15
  Death of Annuitant.......................................................  15
  Payment of Death Benefit.................................................  16
  Beneficiary..............................................................  16
  Change of Beneficiary....................................................  16

SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION...............................  16

ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS................................  17
  Annuitant................................................................  17
  Participant..............................................................  17
  Joint Participants.......................................................  17
  Assignment of the Certificate............................................  17

GENERAL PROVISIONS.........................................................  17
  The Certificate..........................................................  17
  Certificate Changes by the Company.......................................  18
  Certificate Changes by the Participant...................................  18
  Certificate Termination..................................................  18
  Incontestability.........................................................  18
  Misstatement of Age or Sex...............................................  18

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
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
  Non-Business Days........................................................  18
  Non-Participating........................................................  18
  Protection of Proceeds...................................................  19
  Regulatory Requirements..................................................  19
  Reports..................................................................  19
  Premium and other Taxes..................................................  19

ANNUITY PROVISIONS.........................................................  19
  Annuity Guidelines.......................................................  19
  Annuity Payments.........................................................  20
  Fixed Annuity............................................................  20
  Variable Annuity.........................................................  20
  Annuity Units and Payments...............................................  20
  Annuity Unit Value.......................................................  20
  Annuity Options..........................................................  21
    Annuity Option A--Life Income..........................................  21
    Annuity Option B--Life Income with Period Certain......................  21
    Annuity Option C--Joint and Last Survivor Payments.....................  21
    Annuity Option D--Joint and 2/3 Survivor Annuity.......................  21
    Annuity Option E--Period Certain.......................................  21
    Annuity Option F--Special Income Settlement Agreement..................  21

ANNUITY RATES..............................................................  22
  Fixed Annuity Rates......................................................  22
    Fixed Annuity Rates Table 1............................................  23
    Fixed Annuity Rates Table 2............................................  24
    Fixed Annuity Rates Table 3............................................  25
    Fixed Annuity Rates Table 4............................................  26
  Variable Annuity Rates...................................................  27
    Variable Annuity Rates Table 5.........................................  28
    Variable Annuity Rates Table 6.........................................  29
    Variable Annuity Rates Table 7.........................................  30
    Variable Annuity Rates Table 8.........................................  31

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                             CERTIFICATE SCHEDULE

Revision Date:[September 1, 1999]

Participant:[John Doe]                  Age and Sex:[35 Male]

Annuitant:[John Doe]                    Age and Sex:[35 Male]

Certificate Number:[1234 CML]           Certificate Issue Date:[September 1,
                                     1999]

Annuity Date:[September 1, 2028]

   Beneficiary: As designated by the Participant at the Certificate Issue Date, unless changed in accordance with the Certificate.

Purchase Payments:

   Initial Purchase Payment: [$25,000]

   Minimum Subsequent Purchase Payment: [$250, or, if the automatic investment plan option is elected, $100.]

   Maximum Total Purchase Payments: [For Participants up to Age 75 on the Certificate Issue Date, the maximum total Purchase Payments are $1 Million; for Participants over Age 75 on the Certificate Issue Date, the maximum total Purchase Payments are $500,000. Purchase Payments above these amounts must be preapproved by the Company. For Joint Participants, Age refers to the oldest Joint Participant.]

   Allocation Guidelines:

  1. There are currently no limitations on the number of Sub-Accounts that can be selected by a Participant.

  2. Participants can have Purchase Payments allocated to the Fixed Account in accordance with the attached Declared Interest Rate Fixed Account Endorsement.

  3. If the Purchase Payments and forms required to issue a Certificate are in good order, the initial Net Purchase Payment will be credited to the Certificate within two (2) business days after receipt at the Annuity Service Center. Additional Purchase Payments will be credited to the Certificate as of the Valuation Period when they are received.

Fixed Account:

   Minimum Guaranteed Interest Rate: 3%

   Separate Account: [Massachusetts Mutual Variable Annuity Separate Account
4]

Eligible Investments, Series and Sub-accounts:

   [Oppenheimer Variable Account Funds

     [Money Fund/VA                 Money Sub-Account]
     [Strategic Bond Fund/VA        Strategic Bond Sub-Account]
     [Main Street Growth & Income
      Fund/VA                       Main Street Growth & Income Sub-Account]
     [High Income Fund/VA           High Income Sub-Account]
     [Capital Appreciation Fund/VA  Capital Appreciation Sub-Account]
     [Global Securities Fund/VA     Global Securities Sub-Account]

   [Panorama Series Fund I, Inc.

     [Total Return Portfolio          Total Return Sub-Account]
     [Growth Portfolio                Growth Sub-Account]
     [International Equity Portfolio  International Equity Sub-Account]

   [Variable Insurance Products Fund II--Contrafund Portfolio; Contrafund Sub-Account]

   [American Century Variable Portfolios, Inc.--VP Income & Growth Portfolio; Income & Growth Sub-Account]

   [T. Rowe Price Equity Series, Inc.--Mid-Cap Growth Portfolio; Mid-Cap Growth Sub-Account]

   [MML Series Investment Fund]

     [MML Small Cap Value Equity Fund   Small Cap Value Equity Sub-Account]
     [MML Equity Fund                   Equity Sub-Account]
     [MML Blend Fund                    Blend Sub-Account]
     [MML Equity Index Fund             Equity Index Sub-Account]
     [MML Growth Equity Fund            Growth Equity Sub-Account]
     [MML Small Cap Growth Equity Fund  Small Cap Growth Equity Sub-Account]
     [MML Managed Bond Fund             Managed Bond Sub-Account]

   Annual Certificate Maintenance Charge: On the last day of each Certificate Year an annual fee not to exceed $60.00 per Certificate Year will be deducted. In the event of an increase, the Company will give the Certificate Owner 90 days prior notice of the increase. However, if the Certificate Value on the last day of the Certificate Year is at least $100,000, then no Annual Certificate Maintenance Charge will be deducted. If a total withdrawal is made on other than the last day of the Certificate Year and the Certificate Value for the Valuation Period during which the total withdrawal is made is less than $100,000, the Annual Certificate Maintenance Charge will be deducted at the time of the total withdrawal. Subject to the condition set forth in the following sentence, the Annual Certificate Maintenance Charge will be deducted from the Sub-Accounts and the Fixed Account in the same proportion that the amount of the Certificate Value in each Sub-Account or Fixed Account bears to the total Certificate Value. In no event shall that potion of the Annual Certificate Maintenance Charge deducted from the Fixed Account exceed $30.00 during any Certificate Year. If the Annuity Date is not the last day of the Certificate Year and the Certificate Value on the Annuity Date is less than $100,000, then a pro-rata portion of the Annual Certificate Maintenance Charge will be deducted on the Annuity Date. During the Annuity Period, the Annual Certificate Maintenance Charge will be deducted pro-rata from Annuity Payments regardless of Certificate size and will result in a reduction of each Annuity Payment.

   Mortality and Expense Risk Charge: The current charge is equal on an annual basis to 1.34% of the average daily net asset value of the Separate Account for the first Ten Certificate Years, subject to a maximum charge of 1.50%, and 1.09% thereafter, subject to a maximum charge of 1.35%.

   Administrative Charge: The current charge is equal on an annual basis to 0.15% of the average daily net asset value of the Separate Account. The maximum Administrative Charge will not exceed 0.25% of the average daily net asset value of the Separate Account.

   Distribution Charge: None

Transfers:

   Number of Transfers: Subject to the conditions imposed on such transfers by the Company, Participants may make unlimited transfers during the Accumulation Period and 6 transfers per calendar year during the Annuity Period. The Company reserves the right to further limit the number of transfers in the future.

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   Free Transfers: 12 per calendar year during the Accumulation Period; 6 per calendar year during the Annuity Period. All transfers made during a Valuation Period are deemed to be one transfer.

   Transfer Fee: The Transfer fee will not exceed the lesser of $20 or 2% of the amount transferred for each transfer beyond the 12 free unscheduled transfers allowed per calendar year. In addition, all transfers made as a result of a dollar cost averaging or rebalancing program will be considered as free scheduled transfers that do not count toward the 12 free unscheduled transfers.

   Minimum and Maximum Amount to be Transferred: The minimum amount of a transfer is $1,000 per transfer request (from one or multiple Sub-Accounts and the Fixed Account during the Accumulation Period) or the Participant's entire interest in the Sub-Account or Fixed Account, if less. This requirement is waived if the transfer is made in connection with the rebalancing program.

   Transfers out of the Fixed Account during any Certificate Year are limited in amount to thirty percent (30%) of the Participant's Certificate Value allocated to the Fixed Account determined as of the end of the previous Certificate Year. Transfers out of the Fixed Account are done on a first-in-first-out basis.

   Transfers between Competing Accounts are not allowed. The Fixed Account and the Money Market Sub-Account are considered Competing Accounts. For a period of ninety (90) days following a transfer out of a Competing Account, no transfers may be made into the other Competing Account. In addition, for a period of ninety (90) days following a transfer into a Competing Account, no transfers may be made out of the other Competing Account.

   Minimum Amount which must Remain in a Sub-Account or the Fixed Account after a Transfer: $1,000; or $0 if the entire amount in the Sub-Account or Fixed Account is transferred.

WITHDRAWALS:

   Contingent Deferred Sales Charge: None

   Free Withdrawal Amount: Unlimited Free Withdrawals. Not subject to any Withdrawal Charges

   Withdrawal Charge: None

   Minimum Partial Withdrawal: $250

   Minimum Certificate Value which must Remain in the Certificate after a Partial Withdrawal: [$25,000]

   Number of Partial Withdrawals Permitted: [No Limit]

ANNUITY GUIDELINE PARAMETERS:

   [1. If the amount to be applied under an Annuity Option is less than $2,000, the Company reserves the right to pay the amount in a lump sum. If any Annuity Payment is less than $100, the Company reserves the right to change the payment basis to equivalent quarterly, semi-annual or annual payments.

   2. The Annuity Date must be the first day of a calendar month. The Annuity Date cannot be earlier than five years after the Issue Date.

   3. The latest permitted Annuity Date is the earlier of:

      (i) the 90th birthday of the Annuitant or the oldest joint Annuitant;

       (ii) the latest date permitted under state law; or

        (iii) the 90th birthday of the Participant or the oldest Joint Participant]

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   Riders:[Individual Retirement Annuity Endorsement]
       [Accumulation Death Benefit Endorsement]
       [Reset Death Benefit Endorsement]
       [Annual Ratchet Death Benefit Endorsement]
       [Basic Death Benefit Endorsement]
       [Unisex Annuity Rates Certificate Endorsement]
       [Tax Sheltered Annuity Endorsement]
       [Qualified Plan Certificate Endorsement]
       [Declared Interest Rate Fixed Account Endorsement]
       [Fixed Account for Dollar Cost Averaging Endorsement]
       [Section 457 Plan Endorsement]
       [Exchange Endorsement]

   Death Benefit Endorsement Charge: The maximum charge will not exceed 0.20% on an annual basis of the average daily net asset value of the Separate Account. The maximum charge will not exceed 0.35% on an annual basis of the average daily net asset value of the Separate Account for ages 16-60 at Issue Date. The maximum charge will not exceed 0.50% on an annual basis of the average daily net asset value of the Separate Account for ages 61-70 at Issue Date. The maximum charge will not exceed 0.70% on an annual basis of the average daily net value of the Separate Account for ages 71 and older at Issue Date. None.

Annuity Service Center:
   [Massachusetts Mutual Life Insurance Company
   Annuity Service Center H565
   P.O. Box 9067
   Springfield, MA 01102-9067]

                                  DEFINITIONS

Accumulation Period  The period prior to the commencement of Annuity Payments during which Purchase Payments may be made.

Accumulation Unit    A unit of measure used to determine the value of the
                     Participant's interest in a Sub-Account of the Separate
                     Account during the Accumulation Period.

Age The age of any Participant or Annuitant on his/her birthday nearest the date for which age is being determined.

Annuitant            The primary person upon whose life Annuity Payments are
                     to be made. On or after the Annuity Date, the Annuitant shall also include any joint Annuitant.

Annuity Date         The date on which Annuity Payments begin. The Annuity
                     Date is shown on the Certificate Schedule.

Annuity Options      Options available for Annuity Payments.

Annuity Payments     The series of payments that will begin on the Annuity
                     Date.

Annuity Period       The period which begins on the Annuity Date and ends with
                     the last Annuity Payment.

Annuity Reserve      The assets which support the Annuity Option selected by
                     the Participant during the Annuity Period.

Annuity Service Center
                     The office indicated on the Certificate Schedule to which notices, requests and Purchase Payments must be sent. All sums payable by the Company under this Certificate are payable only at the Annuity Service Center.

Annuity Unit         A unit of measure used to determine the amount of each
                     Variable Annuity Payment after the Annuity Date.

Beneficiary          The person(s) or entity(ies) designated to receive the
                     death benefit provided by this Certificate.

Certificate Anniversary
                     An anniversary of the Issue Date of this Certificate.

Certificate Issue Date
                     The date on which this Certificate became effective. This date is shown on the Certificate Schedule.

Certificate Value    The sum of the Participant's interest in the Sub-Accounts
                     of the Separate Account during the Accumulation Period.

Certificate Year     The first Certificate Year is the annual period which
                     begins on the Certificate Issue Date. Subsequent
                     Certificate Years begin on each anniversary of the Certificate Issue Date.

Eligible Investment  An investment entity shown on the Certificate Schedule into which assets of the Separate Account will be invested.

Fixed Annuity
                     A series of payments made during the Annuity Period which are guaranteed as to dollar amount by the Company.

General Account
                     The Company's general investment account which contains all the assets of the Company with the exception of the Separate Account and other segregated asset accounts.

Good Order           Any application, Purchase Payments, withdrawal request,
                     or forms required by the Company which are satisfactory to the Company.

Net Purchase Payment A Purchase Payment less any Premium Tax assessed by any state or other jurisdiction.

Participant          The person(s) or entity(ies) entitled to the ownership
                     rights stated in this Certificate.

Premium Tax          A tax imposed by certain states and other jurisdictions
                     when, for example, a Purchase Payment is made, when
                     Annuity Payments begin, or when the Certificate is surrendered.

Purchase Payment     During the Accumulation Period, a payment made by or on
                     behalf of a Participant with respect to this Certificate.

Revision Date        The date of any revised Certificate Schedule. A revised
                     Certificate Schedule bearing the latest Revision Date will supersede all previous Certificate Schedules.

Separate Account     The Company's Separate Account designated on the
                     Certificate Schedule.

Series A segment of an Eligible Investment which constitutes a separate and distinct class of shares into which assets of a Sub-Account will be invested.

Sub-Account          Separate Account assets are divided into Sub-Accounts
                     which are listed on the Certificate Schedule. Assets of each Sub-Account will be invested in shares of an Eligible Investment or a Series of an Eligible
                     Investment.

Valuation Date       Each day on which the Company, the New York Stock
                     Exchange ("NYSE") and the Eligible Investments are open for business.

Valuation Period     The period of time beginning at the close of business of
                     the NYSE on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

Variable Annuity     An annuity with payments which vary as to dollar amount
                     in relation to the investment performance of specified
                     Sub-Accounts of the Separate Account.

Written Request
                     A request in writing, in a form satisfactory to the Company, which is received by the Annuity Service Center.

                          PURCHASE PAYMENT PROVISIONS

Purchase Payments

   The initial Purchase Payment is due on the Certificate Issue Date. The minimum and maximum subsequent and total Purchase Payments are shown on the Certificate Schedule. The Company reserves the right to reject any Application or Purchase Payment.

Subsequent Purchase Payments

   Subject to the minimum subsequent and maximum total shown on the Certificate Schedule, the Participant may make subsequent Purchase Payments.

Allocation Of Purchase Payments

   The allocation of the initial Net Purchase Payment is made in accordance with the selection made by the Participant at the time the Participant's Certificate is issued. Unless otherwise changed by Written Request by the Participant, subsequent Net Purchase Payments are allocated in the same manner as the initial Net Purchase Payment. Allocation of the Net Purchase Payments is subject to the Allocation Guidelines shown on the Certificate Schedule. The Company has reserved the right to allocate initial Purchase Payments to the Money Market Sub-Account until the expiration of the Right to Examine Certificate period.

                          SEPARATE ACCOUNT PROVISIONS

The Separate Account

   The Separate Account is designated on the Certificate Schedule and consists of assets set aside by the Company, which are kept separate from that of the general account assets and all other separate account assets of the Company. The assets of the Separate Account equal to reserves and other liabilities will not be charged with liabilities arising out of any other business the Company may conduct.

   The Separate Account assets are divided into SubAccounts. The Sub-Accounts which are available under this Certificate are listed in the Certificate Schedule. The assets of the Sub-Accounts are allocated to the Eligible Investment(s) and the Series, if any, within an Eligible Investment shown on the Certificate Schedule. The Company may, from time to time, add additional Eligible Investments or Series to those shown on the Certificate Schedule. The Participant may be permitted to transfer Certificate Values or allocate Net Purchase Payments to the additional Eligible Investments or Series. However, the right to make such transfers or allocations will be limited by the terms and conditions imposed by the Company.

   Should the shares of any such Eligible Investment(s) or any Series within an Eligible Investment become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or may substitute shares of another Eligible Investment or Series for shares already purchased under this Certificate.

Valuation of Assets

   The assets of the Separate Account are valued at their fair market value in accordance with procedures of the Company.

Accumulation Units

   During the Accumulation Period, Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Sub-Accounts of the Separate Account as a result of Purchase Payments, withdrawals, transfers, or fees and charges. The Company will determine the number of Accumulation Units of a

SubAccount purchased or cancelled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the SubAccount by the dollar value of one Accumulation Unit of the SubAccount as of the end of the Valuation Period during which the request for the transaction is received at the Annuity Service Center.

Accumulation Unit Value

   The Accumulation Unit Value for each Sub-Account was set on the date such Sub-Account became operative. Subsequent Accumulation Unit Values for each Sub-Account are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Sub-Account for the current Valuation Period.

   The Net Investment Factor for each Sub-Account is determined by dividing A by B and subtracting C where:

  A is (i) the net asset value per share of the Eligible Investment or Series of an Eligible Investment held by the Sub-Account for the current Valuation Period; plus

      (ii) any dividend per share declared on behalf of such Eligible Investment or Series that has an ex-dividend date within the current Valuation Period; less

      (iii) the cumulative charge or credit for taxes reserved which is determined by the Company to have resulted from the operation or maintenance of the Sub-Account.

  B is the net asset value per share of the Eligible Investment or Series of an Eligible Investment held by the Sub-Account for the immediately preceding Valuation Period.

  C is the cumulative unpaid charge for the Mortality and Expense Risk Charge, for the Administrative Charge and for the Distribution Charge which are shown on the Certificate Schedule.

   The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

Mortality and Expense Risk Charge

   Each Valuation Period, the Company deducts a Mortality and Expense Risk Charge from each Sub-Account of the Separate Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Mortality and Expense Risk Charge compensates the Company for assuming the mortality and expense risks under this Certificate.

Administrative Charge

   Each Valuation Period, the Company deducts an Administrative Charge from each Sub-Account of the Separate Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Administrative Charge compensates the Company for the costs associated with the administration of this Certificate and the Separate Account.

Distribution Charge

   Each Valuation Period, the Company deducts a Distribution Charge from each Sub-Account of the Separate Account which is equal, on an annual basis to the amount shown on the Certificate Schedule. The Distribution Charge compensates the Company for the costs associated with the distribution of this Certificate.

Mortality and Expense Guarantee

   The Company guarantees that the dollar amount of each Annuity Payment after the first Annuity Payment will not be affected by variations in mortality or expense experience.

                     ANNUAL CERTIFICATE MAINTENANCE CHARGE

Deduction For Annual Certificate Maintenance Charge

   The Company deducts an Annual Certificate Maintenance Charge from the Certificate Value or Annuity Payments to reimburse it for expenses relating to maintenance of the Certificate. The Annual Certificate Maintenance Charge is shown on the Certificate Schedule.

                                   TRANSFERS

Transfers During the Accumulation Period

   Subject to any limitations imposed by the Company on the number of transfers, shown on the Certificate Schedule, that can be made during the Accumulation Period, the Participant may transfer all or part of the Participant's interest in a Sub-Account by Written Request without the imposition of any fee or charge if there have been no more than the number of free transfers shown on the Certificate Schedule. All transfers are subject to the following:

  1. If more than the number of free transfers have been made, the Company will deduct a Transfer Fee, shown on the Certificate Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the Participant's interest in the Sub-Account from which the transfer is made. However, if the Participant's entire interest in a Sub-Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If Certificate Values are being transferred from more than one Sub-Account, any Transfer Fee will be allocated to those Sub-Accounts on a pro-rata basis in proportion to the amount transferred from each Sub-Account.

  2. The minimum amount which can be transferred is shown on the Certificate Schedule. The minimum amount which must remain in a Sub-Account is shown on the Certificate Schedule.

  3. The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

   If the Participant elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Participant's instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Annuity Service Center.

                      TRANSFERS DURING THE ANNUITY PERIOD

   During the Annuity Period, the Participant may make transfers, by Written Request, as follows:

  1. The Participant may make transfers of Annuity Reserves between Sub-Accounts, subject to any limitations imposed by the Company on the number of transfers, shown on the Certificate Schedule, that can be made. If more than the number of free transfers have been made, the Company will deduct a Transfer Fee, shown on the Certificate Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the Participant's interest in the Sub-Account from which the transfer is made. However, if the Participant's entire interest in a Sub-Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If Annuity Reserves are being transferred from more than one Sub-Account, any Transfer Fee will be allocated to those Sub-Accounts on a pro-rata basis in proportion to the amount transferred from each Sub-Account.

  2. The Participant may, once each Certificate Year, make a transfer from one or more Sub-Accounts to the General Account. The Participant may not make a transfer from the General Account to the Separate Account.

  3. Transfers between Sub-Accounts will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Sub-Account to which the transfer is made, so that the next Annuity Payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units.

     The amount transferred to the General Account from a Sub-Account will be based on the Annuity Reserves for the Participant in that Sub-Account. Transfers to the General Account will be made by converting the Annuity Units being transferred to purchase fixed Annuity Payments under the Annuity Option in effect and based on the Age of the Annuitant at the time of the transfer.

  4. The minimum amount which can be transferred is shown on the Certificate Schedule. The minimum amount which must remain in a Sub-Account is shown on the Certificate Schedule.

  5. The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

   If the Participant elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Participant's instructions. All amounts and Annuity Unit Values will be determined as of the end of the Valuation Period during which the request for transfer is received at the Annuity Service Center.

                             WITHDRAWAL PROVISIONS

Withdrawal

   During the Accumulation Period, the Participant may, upon Written Request, make a total or partial withdrawal of the Certificate Withdrawal Value. The Certificate Withdrawal Value is:

    1. The Certificate Value as of the end of the Valuation Period during which a Written Request for a withdrawal is received; less

    2. Any applicable Premium Taxes not previously deducted; less

    3. The Contingent Deferred Sales Charge, if any; less

    4. The Withdrawal Charge, if any; less

    5. The Annual Certificate Maintenance Charge, if any; less

    6. Any Purchase Payments credited to the Certificate when based upon checks that have not cleared the drawer bank.

   A withdrawal will result in the cancellation of Accumulation Units from each applicable Sub-Account in the ratio that the Participant's interest in the Sub-Account bears to the total Certificate Value. The Participant must specify by Written Request in advance which Sub-Account Units are to be canceled if other than the above method is desired. If the Participant makes a total withdrawal, all of the Participant's rights and interests in the Certificate will terminate.

   The Company will pay the amount of any withdrawal within seven (7) days of receipt of a request in Good Order unless the Suspension or Deferral of Payments Provision is in effect.

   Each partial withdrawal must be for an amount which is not less than the minimum amount shown on the Certificate Schedule. The Certificate Value which must remain in a Certificate after a partial withdrawal is shown on the Certificate Schedule. The Company reserves the right to limit the number of partial withdrawals that can be made from a Certificate. The current number of partial withdrawals permitted is shown on the Certificate Schedule.

Contingent Deferred Sales Charge

   A contingent deferred sales charge may be deducted in the event of a withdrawal of all or a portion of the Certificate Value. The Contingent Deferred Sales Charge and Free Withdrawal Amounts are set out on the Certificate Schedule.

Withdrawal Charge

   A service fee (Withdrawal Charge) may be deducted in the event of a withdrawal. The Withdrawal Charge is set out on the Certificate Schedule.

                           PROCEEDS PAYABLE ON DEATH
              DEATH OF PARTICIPANT DURING THE ACCUMULATION PERIOD

   Upon the death of the Participant or a Joint Participant during the Accumulation Period, the death benefit will be paid to the Beneficiary designated by the Participant. Upon the death of a Joint Participant, the surviving Joint Participant, if any, will be treated as the Primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a Contingent Beneficiary.

   A Beneficiary may request that the death benefit be paid under one of the Death Benefit Options below. If the Beneficiary is the spouse of the Participant he or she may elect to continue the Certificate at the then current Certificate Value in his or her own name and exercise all the Participant's rights under the Certificate.

Death Benefit Amount During the Accumulation Period

   The death benefit during the Accumulation Period will be the Certificate Value determined and paid as of the end of the Valuation Period during which the Company receives both due proof of death and an election for the payment method.

Death Benefit Options During the Accumulation Period

   A non-spousal Beneficiary must elect the death benefit to be paid under one of the following options in the event of the death of the Participant during the Accumulation Period:

  Option 1 -lump sum payment of the death benefit; or

  Option 2 - the payment of the entire death benefit within 5 years of the date of the death of the Participant; or

  Option 3 - payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Participant or any Joint Participant.

   Any portion of the death benefit not applied under Option 3 within one year of the date of the Participant's death must be distributed within five years of the date of death.

   A spousal Beneficiary may elect to continue the Certificate in his or her own name, elect a lump sum payment of the death benefit or apply the death benefit to an Annuity Option.

   If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision is in effect.

   Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt by the Company of proof of death.

Death of Participant During the Annuity Period

   If the Participant or a Joint Participant, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Participant's death. Upon the death of a Participant during the Annuity Period, the Beneficiary becomes the Participant.

Death of Annuitant

   Upon the death of the Annuitant, who is not a Participant, during the Accumulation Period, the Participant may designate a new Annuitant, subject to the Company's underwriting rules then in effect. If no designation is made within 30 days of the death of the Annuitant, the Participant will become the Annuitant. If the Participant is a non-natural person, the death of the Annuitant will be treated as the death of the Participant and a new Annuitant may not be designated.

   Upon the death of the Annuitant on or after the Annuity Date, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

Payment of Death Benefit

   The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

  1. a certified death certificate;

  2. a certified decree of a court of competent jurisdiction as to the finding of death; or

  3. any other proof satisfactory to the Company.

   All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

Beneficiary

   The Beneficiary designation in effect on the Certificate Issue Date will remain in effect until changed. Unless the Participant provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

  1. to the Primary Beneficiary(ies) who survive the Participant's and/or the Annuitant's death, as applicable; or if there are none

  2. to the Contingent Beneficiary(ies) who survive the Participant's and/or the Annuitant's death, as applicable; or if there are none

  3. to the estate of the Participant.

   Beneficiaries may be named irrevocably. A change of Beneficiary requires the consent of any irrevocable Beneficiary. If an irrevocable Beneficiary is named, the Participant retains all other contractual rights.

Change of Beneficiary

   Subject to the rights of any irrevocable Beneficiary(ies), the Participant may change the Primary Beneficiary(ies) or Contingent Beneficiary(ies). A change must be made by Written Request. The change will take effect as of the date the notice is signed. The Company will not be liable for any payment made or action taken before it records the change.

                 SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

   The Company reserves the right to suspend or postpone payments for a withdrawal or transfer for any period when:

  1. The New York Stock Exchange is closed (other than customary weekend and holiday closings);

  2. Trading on the New York Stock Exchange is restricted;

  3. An emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets; or

  4. During any other period when the Securities and Exchange Commission, by order, so permits for the protection of Participants;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

   With respect to the General Account, the Company reserves the right to suspend or postpone payments for a withdrawal or transfer from the General Account for a period of up to six months.

                  ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS

Annuitant

   The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by the Participant at the Certificate Issue Date, unless changed prior to the Annuity Date. The Annuitant may not be changed in a Certificate which is owned by a non-natural person. Any change of Annuitant is subject to the Company's underwriting rules then in effect.

Participant

   The Participant has all ownership rights under this Certificate. The Participant is the person designated as such on the Certificate Issue Date, unless changed.

   The Participant may change Participant(s) at any time prior to the Annuity Date by Written Request. A change of Participant will automatically revoke any prior designation of Participant. The change will become effective as of the date the Written Request is signed. A new designation of Participant will not apply to any payment made or action taken by the Company prior to the time it was received.

Joint Participants

   A Certificate can be owned by Joint Participants. If Joint Participants are named, any Joint Participant must be the spouse of the other Participant. Upon the death of either Participant, the surviving spouse will be the Primary Beneficiary. Any other Beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request.

Assignment Of The Certificate

   A Written Request specifying the terms of an assignment of this Certificate must be provided to the Annuity Service Center. Until the Written Request is received, the Company will not be required to take notice of or be responsible for any transfer of interest in this Certificate by assignment, agreement, or otherwise.

   The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with the Company's consent.

   If this Certificate is assigned, the Participant's rights may only be exercised with the consent of the assignee of record.

                               GENERAL PROVISIONS

The Certificate

   The entire Certificate consists of this Certificate, any Application and any riders or endorsements attached to this Certificate.

Certificate Changes by the Company

   The Company reserves the right to amend this Certificate to meet the requirements of any applicable federal or state laws or regulations, or as otherwise provided in this Certificate. The Company will notify the Participant in writing of such amendments.

   Any changes to this Certificate by the Company must be signed by an authorized officer of the Company. Agents of the Company have no authority to alter or modify any of the terms, conditions, agreements of this Certificate, or to waive any of its provisions.

Certificate Changes by the Participant

   The Participant may, subject to the Company's underwriting rules then in effect and in accordance with the provisions of this Certificate, by Written
Request:

  1. change the Participant;

  2. change the Annuity Date and/or the Annuity Option at any time up to thirty (30) calendar days before the current Annuity Date, provided the Annuitant is then living;

  3. change the Beneficiary; or

  4. change the Annuitant, prior to the Annuity Date.

   A change of Annuitant, Annuity Date and Annuity Option will take effect on the date the Written Request is received.

Certificate Termination

   This Certificate will terminate upon the occurrence of any of the following events:

  1. the date of the last Annuity Payment;

  2. the date payment is made of the entire Certificate Value;

  3. the date of the last death benefit payment to the last Beneficiary;

  4. the date the Certificate is returned under the Right to Examine Certificate provision.

Incontestability

   The Company shall not contest the validity of this Certificate.

Misstatement of Age or Sex

   If the Annuitant's Age or sex has been incorrectly stated, the Annuity Payment payable will be that which the Certificate Value, reduced by any applicable Premium Tax, Annual Certificate Maintenance Charge, and Contingent Deferred Sales Charge, would have purchased at the correct Age and sex. After correction, the Annuitant will be credited with any underpayments accumulated at 3% made by the Company at the next subsequent payment. The amount of any overpayments made by the Company accumulated at 3% will be charged against the payment(s) following the correction.

Nonbusiness Days

   If the due date for any activity required by the Certificate falls on a non-business day for the Company, performance will be rendered on the first business day following the due date.

Non-participating

   This Certificate is non-participating and will not share in any surplus earnings of the Company. No dividends are payable on this Certificate.

Protection of Proceeds

   To the extent permitted by law, all payments under this Certificate shall be free from legal process and the claim of any creditor if the person is entitled to them under this Certificate. No payment and no amount under this Certificate can be taken or assigned in advance of its payment date unless the Company receives the Participant's written consent and the Company agrees.

Regulatory Requirements

   All values payable under this Certificate will not be less than the minimum benefits required by the laws and regulations of the state in which this Certificate is delivered.

Reports

   Each year the Company will provide to the Participant an accounting of Purchase Payments, transfers, withdrawals, charges applicable to this Certificate, and any other information required under state or federal law.

Premium and Other Taxes

   Any Premium Taxes relating to this Certificate may be deducted from the Purchase Payments or Certificate Value when incurred. The Company will, in its sole discretion, determine when Premium Taxes have resulted from: the investment experience of the Separate Account; receipt by the Company of the Purchase Payments; or commencement of Annuity Payments. The Company may, at its sole discretion, pay such Premium Taxes when due and deduct that amount from the Certificate Value at a later date. Payment of Premium Taxes at an earlier date does not waive any right the Company may have to deduct amounts at a later date.

   The Company will deduct any withholding taxes required by applicable law.

   The Company reserves the right to establish a provision for federal income taxes if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not it was sufficient.

                               ANNUITY PROVISIONS

Annuity Guidelines

   Once the Certificate reaches the Annuity Date, the following guidelines apply:

  1. The Participant may elect to have the Certificate Value applied to provide a Variable Annuity, a Fixed Annuity, or a combination Fixed and Variable Annuity. If a combination is elected, the Participant must specify what part of the Certificate Value is to be applied to the Fixed and Variable options.

  2. The amount of annuity benefits commencing on the Annuity Date will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract offered by the Company at the time to the same class of annuitants. Such amount applied to an Annuity Option on the Annuity Date, excluding any death benefit proceeds applied to an Annuity Option, is equal to the greater of the Certificate Withdrawal Value, as defined in the Withdrawal provisions of this Certificate, or ninety-five percent of what the Certificate Withdrawal Value would be if there were no Contingent Deferred Sales Charge.

  3. The minimum amount that may be applied under any Annuity Option, and the minimum periodic Annuity Payment allowed, are set forth on the Certificate Schedule in the Annuity Guideline Parameters.

  4. Participants select an Annuity Date at the Certificate Issue Date. Participants may change the Annuity Date at any time up to thirty (30) calendar days prior to the current Annuity Date by Written Request. Any Annuity Date selected is subject to the Annuity Guideline Parameters set forth on the Certificate Schedule.

  5. If no Annuity Option has been chosen at least thirty (30) calendar days before the Annuity Date, the Company will make payments to the Annuitant under Option B, with 10 years of payments guaranteed. Unless specified otherwise, the Certificate Value shall be used to provide a Variable Annuity.

Annuity Payments

   The Company will make Annuity Payments beginning on the Annuity Date, provided no death benefit has become payable and the Participant has by Written Request selected an available Annuity Option and payment schedule. Except as otherwise agreed to by the Participant and the Company, Annuity Payments will be payable monthly. The Annuity Option and frequency of Annuity Payments may not be changed by the Participant after Annuity Payments begin. Unless the Participant specifies otherwise, the payee of the Annuity Payments shall be the Annuitant.

   If the amount of the Annuity Payment will depend on the Age or sex of the Annuitant, the Company reserves the right to ask for satisfactory proof of the Annuitant's (or Joint Annuitant's, if any) Age and sex. The Company reserves the right to delay Annuity Payments until acceptable proof is received.

Fixed Annuity

   A Fixed Annuity provides for payments which do not fluctuate based on investment performance.

   The Fixed Annuity shall be determined by applying the Annuity Purchase Rates set forth in the Fixed Annuity Rate Tables below to the portion of the Certificate Value allocated to the Fixed Annuity Option selected by the Participant.

Variable Annuity

   A Variable Annuity provides for payments which may fluctuate based on the investment performance of the Sub-Accounts of the Separate Account. Variable Annuity Payments will be based on the allocation of the Certificate Value among the Sub-Accounts.

Annuity Units and Payments

   The dollar amount of each Variable Annuity payment depends on the number of Annuity Units credited to that Annuity Option, and the value of those Units. The number of Annuity Units is determined as follows:

  1. The number of Annuity Units credited in each Sub-Account will be determined by dividing the product of the portion of the Certificate Value to be applied to the Sub-Account and the Annuity Purchase Rate by the value of one Annuity Unit in that Sub-Account on the Annuity Date. The purchase rates are set forth in the Variable Annuity Rate Tables below. The number of Annuity Units does not change once established on the Annuity Date.

  2. For each Sub-Account, the amount of each Annuity Payment equals the product of the Annuitant's number of Annuity Units and the Annuity Unit Value on the payment date. The amount of each payment may vary.

Annuity Unit Value

   The value of any Annuity Unit for each Sub-Account of the Separate Account was set on the date such Sub-Account became operative.

   The Sub-Account Annuity Unit Value at the end of any subsequent Valuation Period is determined as follows:

  1. The Net Investment Factor for the current Valuation Period is multiplied by the value of the Annuity Unit for the Sub-Account for the immediately preceding Valuation Period.

  2. The result in (1) is then divided by an assumed investment rate factor. The assumed investment rate factor equals 1.00 plus the assumed investment rate for the number of days since the preceding Valuation Date. Assumed investment rate is based on an effective annual rate of [4%].

   The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.

Annuity Options

   The Participant may choose periodic fixed and/or variable Annuity Payments under any one of the Annuity Options described below. The Company may consent to other plans of payment before the Annuity Date.

   The following Annuity Options are available:

   Annuity Option A -- Life Income

   Periodic payments will be made as long as the Annuitant lives.

   Annuity Option B -- Life Income with Period Certain

   Periodic payments will be made for a guaranteed period, or as long as the Annuitant lives, whichever is longer. The guaranteed period may be five (5), ten (10) or twenty (20) years. If the Beneficiary does not desire payments to continue for the remainder of the guaranteed period, he/she may elect to have the present value of the guaranteed annuity payments remaining commuted and paid in a lump sum. Any such commutation will be calculated in accordance with the Company's standard procedures.

   Annuity Option C -- Joint and Last Survivor Payments

   Periodic payments will be made during the joint lifetime of two Annuitants continuing in the same amount during the lifetime of the surviving Annuitant.

   Annuity Option D -- Joint and 2/3 Survivor Annuity

   Periodic payments will be made during the joint lifetime of two Annuitants. Payments will continue during the lifetime of the surviving Annuitant and will be computed on the basis of two-thirds of the annuity payment (or Units) in effect during the joint lifetime.

   Annuity Option E -- Period Certain

   Periodic payments will be made for a specified period (period certain). The specified period must be at least five (5) years and cannot be more than thirty
(30) years. If the Participant does not desire payments to continue for the remainder of the guaranteed period, he/she may elect to have the present value of the remaining payments commuted and paid in a lump sum or as an Annuity Option purchased at the date of such election. Any such commutation will be calculated in accordance with the Company's standard procedures.

   Annuity Option F -- Special Income Settlement Agreement

   The Company will pay the proceeds in accordance with terms agreed upon in writing by the Participant and the Company.

                                 ANNUITY RATES

FIXED ANNUITY RATES

Notes to Tables

   Table 1--Annuity Options A and B
   Table 2--Annuity Option C
   Table 3--Annuity Option D
   Table 4--Annuity Option E

Note 1: If the single premium immediate annuity rates offered by the Company and designated by the Company for this purpose on the Annuity Date are more favorable than the minimum guaranteed rates used to develop Tables 1, 2, 3 or 4, those more favorable rates will be used.

Note 2: The 1983 Table "a" mortality table, projected to the year 2015 with Projection Scale G, applies to all Annuity Options which include life contingent payments. Where applicable, unisex mortality rates and projection factors are based on a 40%/60% male/female weighting.

Note 3: The Annuity Option rates shown in Tables 1, 2, 3, and 4 are based on an effective annual interest rate of 3%.

Note 4: Rates will be determined based on the age(s) of any Annuitant(s) on his/her birthday nearest the Annuity Date. The tables below show Annuity Option rates based on age nearest birthday.

Note 5: The purchase rate for any age or combination of ages not shown in the tables below will be calculated on the same basis as the payments for those shown and may be obtained by Written Request.

                              FIXED ANNUITY RATES

                             TABLE 1--OPTIONS A & B
                           MONTHLY PAYMENT PER $1,000

              MALE                                   FEMALE
-------------------------------------   -------------------------------------
      Life    5 Yrs   10 Yrs   20 Yrs   Life   5 Yrs   10 Yrs   20 Yrs
Age   Only     C&L     C&L      C&L     Only    C&L     C&L      C&L     Age
---   -----   -----   ------   ------   ----   -----   ------   ------   ---
50     3.94    3.93    3.91     3.84    3.64   3.64     3.63     3.60     50
51     4.00    3.99    3.97     3.89    3.69   3.69     3.68     3.64     51
52     4.07    4.06    4.04     3.94    3.74   3.74     3.73     3.69     52
53     4.13    4.13    4.10     4.00    3.80   3.79     3.78     3.74     53
54     4.21    4.20    4.17     4.06    3.85   3.85     3.84     3.79     54

55     4.29    4.28    4.25     4.11    3.92   3.91     3.90     3.84     55
56     4.37    4.36    4.32     4.17    3.98   3.98     3.96     3.90     56
57     4.45    4.44    4.40     4.23    4.05   4.04     4.03     3.95     57
58     4.54    4.53    4.49     4.30    4.12   4.11     4.10     4.01     58
59     4.64    4.63    4.58     4.36    4.20   4.19     4.17     4.07     59

60     4.74    4.73    4.67     4.42    4.28   4.27     4.25     4.13     60
61     4.85    4.84    4.77     4.49    4.36   4.35     4.33     4.20     61
62     4.97    4.95    4.88     4.56    4.45   4.44     4.41     4.27     62
63     5.10    5.07    4.99     4.62    4.55   4.54     4.50     4.33     63
64     5.23    5.20    5.11     4.69    4.65   4.64     4.60     4.40     64

65     5.37    5.34    5.23     4.75    4.76   4.75     4.70     4.47     65
66     5.53    5.49    5.35     4.82    4.88   4.86     4.81     4.55     66
67     5.69    5.64    5.49     4.88    5.00   4.98     4.92     4.62     67
68     5.86    5.81    5.63     4.94    5.13   5.11     5.04     4.69     68
69     6.05    5.98    5.77     5.00    5.28   5.25     5.17     4.76     69

70     6.25    6.17    5.92     5.06    5.43   5.40     5.30     4.83     70
71     6.45    6.36    6.07     5.11    5.60   5.56     5.44     4.90     71
72     6.67    6.56    6.23     5.16    5.77   5.73     5.59     4.97     72
73     6.91    6.78    6.39     5.21    5.97   5.92     5.75     5.03     73
74     7.16    7.00    6.56     5.25    6.16   6.11     5.91     5.09     74

75     7.42    7.24    6.72     5.29    6.40   6.33     6.08     5.15     75
76     7.71    7.49    6.90     5.33    6.64   6.55     6.26     5.20     76
77     8.01    7.76    7.07     5.36    6.90   6.79     6.44     5.25     77
78     8.34    8.04    7.24     5.38    7.17   7.04     6.63     5.29     78
79     8.69    8.33    7.42     5.41    7.47   7.31     6.82     5.32     79

80     9.06    8.64    7.59     5.43    7.79   7.59     7.01     5.36     80
81     9.46    8.95    7.77     5.45    8.14   7.90     7.21     5.39     81
82     9.88    9.29    7.94     5.46    8.51   8.22     7.40     5.41     82
83    10.34    9.63    8.10     5.47    8.92   8.56     7.59     5.43     83
84    10.82    9.99    8.25     5.48    9.35   8.91     7.78     5.45     84
85    11.34   10.36    8.40     5.49    9.83   9.29     7.96     5.47     85

                              FIXED ANNUITY RATES

                               TABLE 2--OPTION C
                           MONTHLY PAYMENT PER $1,000

                     MALE/FEMALE JOINT AND SURVIVOR ANNUITY

                              FEMALE AGE
  MALE     -------------------------------------------------   MALE
   AGE      40   45   50   55   60   65   70   75   80   85     AGE
---------  ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---------
   40      3.11 3.16 3.24 3.30 3.34 3.38 3.40 3.42 3.43 3.44     40
   45      3.15 3.24 3.33 3.41 3.48 3.54 3.58 3.61 3.63 3.65     45
   50      3.16 3.29 3.41 3.52 3.63 3.72 3.79 3.84 3.88 3.90     50
   55      3.21 3.33 3.48 3.63 3.77 3.91 4.02 4.11 4.16 4.22     55
   60      3.22 3.36 3.53 3.71 3.91 4.10 4.28 4.43 4.55 4.63     60
   65      3.24 3.39 3.57 3.78 4.02 4.28 4.55 4.79 4.99 5.14     65
   70      3.24 3.40 3.59 3.83 4.11 4.44 4.79 5.16 5.50 5.77     70
   75      3.25 3.41 3.61 3.86 4.17 4.55 5.00 5.51 6.01 6.47     75
   80      3.25 3.42 3.62 3.88 4.21 4.64 5.16 5.80 6.51 7.22     80
   85      3.25 3.42 3.63 3.90 4.24 4.69 5.27 6.03 6.94 7.94     85

                   MALE(1) MALE(2) JOINT AND SURVIVOR ANNUITY

                              MALE(2) AGE
 MALE(1)   -------------------------------------------------  MALE(1)
   AGE      40   45   50   55   60   65   70   75   80   85     AGE
---------  ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---------
   40      3.17 3.24 3.29 3.33 3.37 3.40 3.41 3.43 3.44 3.44     40
   45      3.24 3.32 3.40 3.47 3.53 3.57 3.60 3.63 3.64 3.65     45
   50      3.29 3.40 3.51 3.61 3.70 3.77 3.83 3.87 3.89 3.91     50
   55      3.33 3.47 3.61 3.75 3.89 4.00 4.09 4.16 4.21 4.24     55
   60      3.37 3.53 3.70 3.89 4.07 4.25 4.40 4.52 4.60 4.66     60
   65      3.40 3.57 3.77 4.00 4.25 4.50 4.73 4.93 5.09 5.20     65
   70      3.41 3.60 3.83 4.09 4.40 4.73 5.08 5.40 5.67 5.88     70
   75      3.43 3.63 3.87 4.16 4.52 4.93 5.40 5.87 6.31 6.67     75
   80      3.44 3.64 3.89 4.21 4.60 5.09 5.67 6.31 6.96 7.57     80
   85      3.44 3.65 3.91 4.24 4.66 5.20 5.88 6.67 7.57 8.48     85

                 FEMALE(1) FEMALE(2) JOINT AND SURVIVOR ANNUITY

                             FEMALE(2) AGE
FEMALE(1)  ------------------------------------------------- FEMALE(1)
   AGE      40   45   50   55   60   65   70   75   80   85     AGE
---------  ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---------
   40      3.06 3.11 3.15 3.19 3.21 3.23 3.24 3.25 3.25 3.25     40
   45      3.11 3.19 3.25 3.30 3.34 3.37 3.39 3.40 3.41 3.42     45
   50      3.15 3.25 3.34 3.42 3.49 3.54 3.58 3.60 3.62 3.63     50
   55      3.19 3.30 3.42 3.54 3.64 3.73 3.79 3.84 3.87 3.89     55
   60      3.21 3.34 3.49 3.64 3.79 3.93 4.05 4.13 4.19 4.23     60
   65      3.23 3.37 3.54 3.73 3.93 4.13 4.32 4.47 4.59 4.66     65
   70      3.24 3.39 3.58 3.79 4.05 4.32 4.60 4.86 5.06 5.21     70
   75      3.25 3.40 3.60 3.84 4.13 4.47 4.86 5.25 5.62 5.91     75
   80      3.25 3.41 3.62 3.87 4.19 4.59 5.06 5.62 6.16 6.70     80
   85      3.25 3.42 3.63 3.89 4.23 4.66 5.21 5.91 6.70 7.52     85

                              FIXED ANNUITY RATES

                               TABLE 3--OPTION D
                           MONTHLY PAYMENT PER $1,000

                       MALE/FEMALE JOINT AND 2/3 ANNUITY

                              FEMALE AGE
  MALE     -------------------------------------------------  FEMALE
   AGE      40   45   50   55   60   65   70   75   80   85     AGE
---------  ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---------
   40      3.21 3.26 3.31 3.35 3.38 3.40 3.42 3.43 3.44 3.44     40
   45      3.30 3.37 3.43 3.49 3.54 3.58 3.61 3.63 3.64 3.65     45
   50      3.40 3.48 3.57 3.65 3.73 3.79 3.84 3.87 3.90 3.91     50
   55      3.50 3.60 3.71 3.82 3.93 4.03 4.11 4.17 4.21 4.24     55
   60      3.61 3.73 3.86 4.00 4.15 4.30 4.43 4.53 4.61 4.67     60
   65      3.73 3.86 4.02 4.19 4.39 4.59 4.79 4.97 5.11 5.22     65
   70      3.86 4.01 4.19 4.40 4.64 4.91 5.20 5.48 5.73 5.92     70
   75      4.00 4.16 4.36 4.60 4.89 5.23 5.61 6.03 6.42 6.76     75
   80      4.14 4.31 4.53 4.80 5.13 5.54 6.03 6.59 7.19 7.74     80
   85      4.27 4.46 4.69 4.99 5.36 5.83 6.42 7.14 7.97 8.82     85

                     MALE(1) MALE(2) JOINT AND 2/3 ANNUITY

                              MALE(2) AGE
 MALE(1)   -------------------------------------------------  MALE(1)
   AGE      40   45   50   55   60   65   70   75   80   85     AGE
---------  ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---------
   40      3.26 3.30 3.34 3.37 3.40 3.41 3.43 3.44 3.44 3.45     40
   45      3.37 3.43 3.48 3.53 3.57 3.60 3.62 3.64 3.65 3.65     45
   50      3.48 3.56 3.64 3.71 3.78 3.83 3.86 3.89 3.91 3.92     50
   55      3.60 3.71 3.81 3.92 4.01 4.09 4.16 4.20 4.23 4.26     55
   60      3.73 3.86 3.99 4.14 4.27 4.40 4.51 4.59 4.65 4.69     60
   65      3.87 4.02 4.19 4.37 4.57 4.76 4.93 5.07 5.16 5.26     65
   70      4.02 4.19 4.40 4.63 4.88 5.15 5.42 5.65 5.85 6.00     70
   75      4.16 4.37 4.60 4.88 5.19 5.55 5.94 6.31 6.64 6.91     75
   80      4.33 4.55 4.81 5.12 5.50 5.96 6.48 7.02 7.54 8.01     80
   85      4.48 4.72 5.00 5.36 5.80 6.34 7.00 7.73 8.51 9.26     85

                   FEMALE(1) FEMALE(2) JOINT AND 2/3 ANNUITY

                             FEMALE(2) AGE
FEMALE(1)  ------------------------------------------------- FEMALE(1)
   AGE      40   45   50   55   60   65   70   75   80   85     AGE
---------  ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---------
   40      3.12 3.16 3.19 3.21 3.23 3.24 3.24 3.25 3.25 3.25     40
   45      3.21 3.26 3.31 3.34 3.37 3.39 3.40 3.41 3.42 3.42     45
   50      3.30 3.37 3.43 3.49 3.54 3.57 3.60 3.61 3.63 3.63     50
   55      3.40 3.48 3.57 3.66 3.73 3.79 3.83 3.87 3.89 3.90     55
   60      3.50 3.60 3.72 3.83 3.94 4.04 4.12 4.16 4.22 4.24     60
   65      3.61 3.73 3.87 4.02 4.17 4.32 4.46 4.57 4.64 4.69     65
   70      3.74 3.88 4.04 4.22 4.42 4.64 4.85 5.03 5.16 5.29     70
   75      3.88 4.03 4.22 4.43 4.69 4.97 5.28 5.59 5.86 6.06     75
   80      4.03 4.20 4.40 4.65 4.95 5.31 5.73 6.19 6.64 7.03     80
   85      4.19 4.37 4.59 4.87 5.22 5.65 6.16 6.81 7.49 8.16     85

                              FIXED ANNUITY RATES

                               TABLE 4--OPTION E
                           MONTHLY PAYMENT PER $1000

           YEARS                                                MONTHLY INCOME
           -----                                                --------------
              5                                                     $17.91
              6                                                      15.14
              7                                                      13.16
              8                                                      11.68
              9                                                      10.53
             10                                                       9.61
             11                                                       8.86
             12                                                       8.24
             13                                                       7.71
             14                                                       7.26
             15                                                       6.87
             16                                                       6.53
             17                                                       6.23
             18                                                       5.96
             19                                                       5.73
             20                                                       5.51
             21                                                       5.32
             22                                                       5.15
             23                                                       4.99
             24                                                       4.84
             25                                                       4.71
             26                                                       4.59
             27                                                       4.47
             28                                                       4.37
             29                                                       4.27
             30                                                       4.16

                                 ANNUITY RATES

VARIABLE ANNUITY RATES

Notes to Tables

   Table 5--Annuity Options A and B
   Table 6--Annuity Option C
   Table 7--Annuity Option D
   Table 8--Annuity Option E

Note 1: The 1983 Table "a" mortality table, projected to the year 2015 with Projection Scale G, applies to all Annuity Options which include life contingent payments. Where applicable, unisex mortality rates and projection factors are based on a 40%/60% male/female weighting.

Note 2: The Annuity Option rates shown in Tables 5, 6, 7 and 8 are based on an assumed effective annual interest rate of 4%.

Note 3: Rates will be determined based on the age(s) of any Annuitant(s) on his/her birthday nearest the Annuity Date. The tables below show Annuity Option rates based on age nearest birthday.

Note 4: The purchase rate for any age or combination of ages not shown in the tables below will be calculated on the same basis as the payments for those shown and may be obtained by Written Request.

                             VARIABLE ANNUITY RATES

                             TABLE 5--OPTIONS A & B
                           MONTHLY PAYMENT PER $1,000

              MALE                                   FEMALE
-------------------------------------   --------------------------------------
      Life    5 Yrs   10 Yrs   20 Yrs   Life    5 Yrs   10 Yrs   20 Yrs
Age   Only     C&L     C&L      C&L     Only     C&L     C&L      C&L     Age
---   -----   -----   ------   ------   -----   -----   ------   ------   ---
50     4.53    4.53    4.51     4.42     4.24   4.24     4.23     4.19     50
51     4.60    4.59    4.56     4.47     4.29   4.29     4.28     4.23     51
52     4.66    4.65    4.63     4.52     4.34   4.33     4.32     4.28     52
53     4.73    4.72    4.69     4.57     4.39   4.39     4.38     4.32     53
54     4.80    4.79    4.76     4.62     4.45   4.44     4.43     4.37     54
55     4.88    4.86    4.83     4.68     4.51   4.50     4.49     4.42     55
56     4.95    4.94    4.90     4.74     4.57   4.56     4.54     4.47     56
57     5.04    5.02    4.98     4.79     4.63   4.63     4.61     4.52     57
58     5.13    5.11    5.06     4.85     4.70   4.70     4.67     4.58     58
59     5.22    5.21    5.15     4.91     4.78   4.77     4.74     4.64     59
60     5.33    5.31    5.24     4.97     4.86   4.85     4.82     4.70     60
61     5.44    5.41    5.34     5.04     4.94   4.93     4.90     4.76     61
62     5.55    5.53    5.44     5.10     5.03   5.02     4.98     4.82     62
63     5.68    5.65    5.55     5.16     5.12   5.11     5.07     4.89     63
64     5.81    5.78    5.67     5.22     5.22   5.21     5.16     4.95     64
65     5.96    5.91    5.79     5.28     5.33   5.31     5.26     5.02     65
66     6.11    6.06    5.91     5.35     5.45   5.43     5.37     5.09     66
67     6.27    6.22    6.04     5.40     5.57   5.55     5.48     5.15     67
68     6.45    6.38    6.16     5.46     5.70   5.68     5.60     5.22     68
69     6.63    6.55    6.32     5.52     5.85   5.82     5.72     5.29     69
70     6.83    6.74    6.46     5.57     6.00   5.96     5.85     5.36     70
71     7.04    6.93    6.61     5.62     6.16   6.12     5.99     5.42     71
72     7.26    7.13    6.77     5.67     6.34   6.29     6.14     5.49     72
73     7.50    7.34    6.92     5.71     6.54   6.48     6.29     5.55     73
74     7.75    7.57    7.09     5.76     6.74   6.67     6.45     5.60     74
75     8.02    7.81    7.25     5.79     6.97   6.89     6.62     5.66     75
76     8.30    8.06    7.42     5.83     7.22   7.11     6.79     5.71     76
77     8.61    8.32    7.59     5.86     7.47   7.35     6.97     5.75     77
78     8.94    8.60    7.76     5.88     7.75   7.60     7.15     5.79     78
79     9.29    8.89    7.93     5.90     8.05   7.87     7.34     5.82     79
80     9.66    9.20    8.10     5.92     8.37   8.15     7.53     5.86     80
81    10.06    9.51    8.27     5.94     8.72   8.45     7.72     5.88     81
82    10.49    9.84    8.43     5.95     9.10   8.77     7.91     5.91     82
83    10.95   10.16    8.59     5.97     9.51   9.11     8.10     5.93     83
84    11.43   10.54    8.74     5.98     9.95   9.47     8.28     5.94     84
85    11.95   10.90    8.88     5.98    10.42   9.84     8.45     5.96     85

                             VARIABLE ANNUITY RATES

                               TABLE 6--OPTION C
                           MONTHLY PAYMENT PER $1,000

                     MALE/FEMALE JOINT AND SURVIVOR ANNUITY

                              FEMALE AGE
  MALE     -------------------------------------------------   MALE
   AGE      40   45   50   55   60   65   70   75   80   85     AGE
---------  ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---------
   40      3.73 3.80 3.86 3.91 3.95 3.98 4.01 4.03 4.05 4.05     40
   45      3.77 3.85 3.93 4.01 4.08 4.13 4.16 4.21 4.23 4.25     45
   50      3.80 3.90 4.01 4.11 4.21 4.30 4.37 4.43 4.47 4.49     50
   55      3.83 3.94 4.07 4.21 4.35 4.48 4.59 4.69 4.76 4.80     55
   60      3.84 3.97 4.12 4.29 4.48 4.66 4.84 4.99 5.11 5.20     60
   65      3.86 3.99 4.16 4.36 4.59 4.84 5.10 5.34 5.54 5.70     65
   70      3.87 4.01 4.19 4.41 4.68 4.99 5.34 5.70 6.04 6.31     70
   75      3.87 4.02 4.21 4.44 4.74 5.11 5.55 6.04 6.55 7.01     75
   80      3.88 4.03 4.22 4.47 4.79 5.19 5.71 6.34 7.04 7.75     80
   85      3.88 4.03 4.23 4.48 4.81 5.25 5.82 6.57 7.47 8.47     85

                   MALE(1) MALE(2) JOINT AND SURVIVOR ANNUITY

                              MALE(2) AGE
 MALE(1)   -------------------------------------------------  MALE(1)
   AGE      40   45   50   55   60   65   70   75   80   85     AGE
---------  ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---------
   40      3.79 3.85 3.90 3.94 3.98 4.01 4.03 4.04 4.05 4.06     40
   45      3.85 3.93 4.00 4.07 4.12 4.17 4.20 4.23 4.24 4.25     45
   50      3.90 4.00 4.10 4.20 4.28 4.36 4.41 4.45 4.48 4.50     50
   55      3.94 4.07 4.20 4.33 4.46 4.57 4.67 4.74 4.79 4.82     55
   60      3.98 4.12 4.28 4.46 4.64 4.81 4.96 5.08 5.17 5.23     60
   65      4.01 4.17 4.36 4.57 4.81 5.05 5.28 5.48 5.65 5.76     65
   70      4.03 4.20 4.41 4.67 4.96 5.28 5.62 5.94 6.22 6.43     70
   75      4.04 4.23 4.45 4.74 5.08 5.48 5.94 6.40 6.84 7.22     75
   80      4.05 4.24 4.48 4.79 5.17 5.65 6.22 6.84 7.50 8.11     80
   85      4.06 4.25 4.50 4.82 5.23 5.76 6.43 7.22 8.11 9.02     85

                 FEMALE(1) FEMALE(2) JOINT AND SURVIVOR ANNUITY

                             FEMALE(2) AGE
FEMALE(1)  ------------------------------------------------- FEMALE(1)
   AGE      40   45   50   55   60   65   70   75   80   85     AGE
---------  ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---------
   40      3.69 3.74 3.78 3.81 3.83 3.85 3.86 3.87 3.87 3.88     40
   45      3.74 3.80 3.86 3.91 3.95 3.98 4.00 4.01 4.02 4.03     45
   50      3.78 3.86 3.94 4.02 4.08 4.13 4.17 4.19 4.21 4.22     50
   55      3.81 3.91 4.02 4.12 4.22 4.31 4.37 4.42 4.45 4.48     55
   60      3.83 3.95 4.08 4.22 4.37 4.50 4.61 4.70 4.76 4.80     60
   65      3.85 3.98 4.13 4.31 4.50 4.69 4.87 5.03 5.14 5.22     65
   70      3.86 4.00 4.17 4.37 4.61 4.87 5.14 5.40 5.61 5.76     70
   75      3.87 4.01 4.19 4.42 4.70 5.03 5.40 5.79 6.15 6.45     75
   80      3.87 4.02 4.21 4.45 4.76 5.14 5.61 6.15 6.71 7.23     80
   85      3.88 4.03 4.22 4.48 4.80 5.22 5.76 6.45 7.23 8.05     85

                             VARIABLE ANNUITY RATES

                               TABLE 7--OPTION D
                           MONTHLY PAYMENT PER $1,000

                       MALE/FEMALE JOINT AND 2/3 ANNUITY

                              FEMALE AGE
  MALE     -------------------------------------------------   MALE
   AGE      40   45   50   55   60   65   70   75   80   85     AGE
---------  ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---------
   40      3.84 3.88 3.92 3.96 3.99 4.01 4.03 4.04 4.05 4.06     40
   45      3.93 3.98 4.04 4.09 4.14 4.16 4.21 4.23 4.25 4.26     45
   50      4.02 4.09 4.17 4.24 4.31 4.37 4.42 4.46 4.49 4.51     50
   55      4.12 4.21 4.31 4.41 4.51 4.60 4.68 4.75 4.79 4.83     55
   60      4.24 4.34 4.46 4.59 4.73 4.86 4.99 5.10 5.16 5.24     60
   65      4.37 4.49 4.62 4.79 4.97 5.16 5.35 5.53 5.67 5.78     65
   70      4.52 4.65 4.81 5.00 5.23 5.48 5.76 6.04 6.28 6.48     70
   75      4.68 4.82 5.00 5.22 5.49 5.81 6.16 6.58 6.97 7.31     75
   80      4.84 5.00 5.20 5.44 5.75 6.14 6.61 7.16 7.74 8.30     80
   85      5.01 5.16 5.39 5.66 6.01 6.46 7.03 7.73 8.54 9.38     85

                     MALE(1) MALE(2) JOINT AND 2/3 ANNUITY

                              MALE(2) AGE
 MALE(1)   -------------------------------------------------  MALE(1)
   AGE      40   45   50   55   60   65   70   75   80   85     AGE
---------  ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---------
   40      3.88 3.92 3.96 3.99 4.01 4.03 4.04 4.05 4.06 4.06     40
   45      3.98 4.04 4.09 4.13 4.17 4.20 4.22 4.24 4.25 4.26     45
   50      4.09 4.17 4.24 4.31 4.36 4.41 4.45 4.48 4.50 4.51     50
   55      4.21 4.31 4.40 4.50 4.59 4.67 4.73 4.78 4.82 4.84     55
   60      4.35 4.46 4.58 4.71 4.85 4.97 5.07 5.16 5.22 5.26     60
   65      4.50 4.63 4.78 4.96 5.14 5.32 5.49 5.63 5.74 5.83     65
   70      4.67 4.82 5.00 5.22 5.46 5.72 5.98 6.21 6.41 6.56     70
   75      4.84 5.02 5.23 5.48 5.78 6.13 6.50 6.86 7.19 7.47     75
   80      5.02 5.22 5.46 5.76 6.12 6.55 7.06 7.58 8.10 8.57     80
   85      5.20 5.42 5.68 6.02 6.44 6.96 7.60 8.32 9.08 9.82     85

                   FEMALE(1) FEMALE(2) JOINT AND 2/3 ANNUITY

                             FEMALE(2) AGE
FEMALE(1)  ------------------------------------------------- FEMALE(1)
   AGE      40   45   50   55   60   65   70   75   80   85     AGE
---------  ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---------
   40      3.76 3.79 3.81 3.83 3.85 3.86 3.87 3.87 3.88 3.88     40
   45      3.83 3.88 3.92 3.95 3.98 4.00 4.01 4.02 4.03 4.03     45
   50      3.92 3.98 4.04 4.09 4.13 4.17 4.19 4.21 4.22 4.23     50
   55      4.01 4.09 4.17 4.24 4.31 4.37 4.42 4.45 4.47 4.49     55
   60      4.12 4.21 4.31 4.42 4.52 4.61 4.69 4.75 4.79 4.82     60
   65      4.24 4.35 4.47 4.60 4.75 4.89 5.02 5.12 5.20 5.26     65
   70      4.38 4.50 4.64 4.81 5.00 5.20 5.40 5.59 5.73 5.84     70
   75      4.54 4.67 4.84 5.04 5.27 5.54 5.84 6.14 6.40 6.61     75
   80      4.72 4.87 5.05 5.28 5.56 5.90 6.30 6.75 7.19 7.58     80
   85      4.90 5.07 5.27 5.53 5.85 6.26 6.77 7.39 8.05 8.71     85

                             VARIABLE ANNUITY RATES

                               TABLE 8--OPTION E
                           MONTHLY PAYMENT PER $1000

           YEARS                                                MONTHLY INCOME
           -----                                                --------------
              5                                                     $16.35
              6                                                      15.59
              7                                                      13.62
              8                                                      12.14
              9                                                      11.00

             10                                                      10.09
             11                                                       9.34
             12                                                       8.72
             13                                                       8.20
             14                                                       7.75

             15                                                       7.37
             16                                                       7.03
             17                                                       6.74
             16                                                       6.48
             19                                                       6.24

             20                                                       6.03
             21                                                       5.85
             22                                                       5.68
             23                                                       5.52
             24                                                       5.38

             25                                                       5.26
             26                                                       5.14
             27                                                       5.03
             28                                                       4.93
             29                                                       4.84
             30                                                       4.75

                     VARIABLE DEFERRED ANNUITY CERTIFICATE
                        WITH FLEXIBLE PURCHASE PAYMENTS
                               Non-participating

   ANNUITY PAYMENTS, WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

   THE SEPARATE ACCOUNTS MUST EARN AT LEAST 5.5% TO AVOID A DECREASE IN ANNUITY PAYMENTS FROM THEIR INITIAL LEVEL. THE SEPARATE ACCOUNT MAY INCUR THE FOLLOWING
CHARGES: MORTALITY AND EXPENSE RISK CHARGE, ADMINISTRATIVE CHARGE, AND DISTRIBUTION CHARGE.

                               CONTRACT SCHEDULE

Revision Date:

Contract Owner:                                Age and Sex:

Annuitant:                                     Age and Sex:

Contract Number:                               Issue Date:

Annuity Date:

Beneficiary: As designated by the Contract Owner at the Issue Date, unless changed in accordance with the Contract.

Purchase Payments:

  Initial Purchase Payment:

  Minimum Subsequent Purchase Payment: $50, or less than $50 subject to Company approval.

  Maximum Total Purchase Payments: For Contract Owners up to Age 75 on the Issue Date, the maximum total Purchase Payments are $1,000,000; for Contract Owners over Age 75 on the Issue Date, the maximum total Purchase Payments are $500,000. Purchase Payments above these amounts must be preapproved by the Company. For Joint Contract Owners, Age refers to the oldest Joint Contract Owner.

  Allocation Guidelines:

  1. There are currently no limitations on the number of Sub-Accounts that can be selected by a Contract Owner. However, we reserve the right to limit the number of Sub-Accounts that you may invest in to a maximum of 18 (including the Fixed Account) at any one time.

  2. Contract Owners can have Purchase Payments allocated to the Fixed Account in accordance with the attached Declared Interest Rate Fixed Account Endorsement.

  3. If the Purchase Payments and forms required to issue a Contract are in good order, the initial Net Purchase Payment will be credited to the Contract within two (2) business days after receipt at the Annuity Service Center. Additional Purchase Payments will be credited to the Contract as of the Valuation Period when they are received.

Fixed Account:

  Minimum Guaranteed Interest Rate: 3%

Separate Account: C.M. Multi-Account A

Eligible Investments, Series and Sub-Accounts:

   Oppenheimer Variable Account Funds
     Opp Money Fund/VA              Opp Money Sub-Account
     Opp Bond Fund/VA               Opp Bond Sub-Account
     Opp Capital Appreciation
      Fund/VA                       Opp Capital Appreciation Sub-Account
     Opp Global Securities Fund/VA  Opp Global Securities Sub-Account
     Opp Aggressive Growth Fund/VA  Opp Aggressive Growth Sub-Account
     Opp Strategic Bond Fund/VA     Opp Strategic Bond Sub-Account
     Opp High Income Fund/VA        Opp High Income Sub-Account
     Opp Main Street Growth &
      Income Fund/VA                Opp Main Street Growth & Income Sub-Account

   Panorama Series Fund I, Inc.

     Pan Total Return
      Portfolio                Pan Total Return Sub-Account
     Pan Growth Portfolio      Pan Growth Sub-Account
     Pan International Equity
      Portfolio                Pan International Equity Sub-Account
     Pan LifeSpan Diversified
      Income Portfolio         Pan LifeSpan Diversified Income Sub-Account
     Pan LifeSpan Balanced
      Portfolio                Pan LifeSpan Balanced Sub-Account
     Pan LifeSpan Capital
      Appreciation Portfolio   Pan LifeSpan Capital Appreciation Sub-Account

   MML Series Investment Fund
     MML Small Cap Value
      Equity Fund              MML Small Cap Value Equity Sub-Account
     MML Equity Fund           MML Equity Sub-Account
     MML Equity Index Fund     MML Equity Index Sub-Account
     MML Blend Fund            MML Blend Sub-Account
     MML Growth Equity Fund    MML Growth Equity Sub-Account
     MML Small Cap Growth
      Equity Fund              MML Small Cap Growth Equity Sub-Account

   Janus Aspen Series
     Janus Aspen Worldwide
      Growth Portfolio         Janus Aspen Worldwide Growth Sub-Account
     Janus Aspen Capital
      Appreciation Portfolio   Janus Aspen Capital Appreciation Sub-Account

   Templeton Variable Products Series Fund
     Templeton International
      Fund                     Templeton International Sub-Account

   BT Insurance Funds Trust
     BT Small Cap Index Fund   BT Small Cap Index Sub-Account

   Variable Insurance Products Fund
     Fidelity's VIP Growth
      Portfolio                Fidelity's VIP Growth Sub-Account

   Variable Insurance Products Fund III
     Fidelity's VIP III
      Growth Opportunities
      Portfolio                Fidelity's VIP III Growth Opportunities Sub-Account

   American Century Variable Portfolios, Inc.
     American Century VP
      Value Fund               American Century VP Value Sub-Account
     American Century VP
      Income & Growth Fund     American Century VP Income & Growth Sub-Account

   MFS Variable Insurance Trust
     MFS Growth With Income
      Series                   MFS Growth With Income Sub-Account

   Variable Insurance Products Fund II
     Fidelity's VIP II
      Contrafund Portfolio     Fidelity's VIP II Contrafund Sub-Account

   T. Rowe Price Equity Series Inc.
     T. Rowe Price Mid-Cap
      Growth Portfolio         T. Rowe Price Mid-Cap Growth Sub-Account

Annual Contract Maintenance Charge: The Annual Contract Maintenance Charge is currently not assessed under this contract. We reserve the right to deduct an Annual Contract Maintenance Charge of up to $60.00 from the Contract Value each Contract Year.

Mortality and Expense Risk Charge: The current charge is equal on an annual basis to 1.03% of the average daily net asset value of the Separate Account. The charge will not exceed 1.25% of the average daily net asset value of the Separate Account.

Administrative Charge: The current charge is equal on an annual basis to .15% of the average daily net asset value of the Separate Account. The maximum Administrative Charge will not exceed .25% of the average daily net asset value of the Separate Account.

Distribution Charge: None

Transfers:

  Number of Transfers: Subject to the conditions imposed on such transfers by the Company, Contract Owners may make unlimited transfers during the Accumulation Period and 6 transfers per calendar year during the Annuity Period. The Company reserves the right to limit the number of transfers in the future.

  Transfer Fee: The Transfer Fee is currently not assessed under this contract. We reserve the right to assess a Transfer Fee in the future under this contract. The Transfer Fee will not exceed the lesser of $20 or 2% of the amount transferred for each transfer allowed per calendar year.

  Minimum and Maximum Amount to be Transferred: The minimum amount of a transfer is $1,000 per transfer request (from one or multiple Sub-Accounts and the Fixed Account during the Accumulation Period) or the Contract Owner's entire interest in the Sub-Account or Fixed Account, if less. This requirement is waived if the transfer is made in connection with the rebalancing program.

  Transfers out of the Fixed Account during any Contract Year are limited in amount to thirty percent (30%) of the Contract Value allocated to the Fixed Account determined as of the end of the previous Contract Year. For purposes of this restriction, you Contract Value in the Fixed Account does not include the amount of any outstanding loan. Transfers out of the Fixed Account are done on a first-in-first-out basis.

  Transfers between Competing Accounts are not allowed. The Fixed Account and the Money Market Sub-Account are considered Competing Accounts. For a period of ninety (90) days following a transfer out of a Competing Account, no transfers may be made into the other Competing Account. In addition, for a period of ninety (90) days following a transfer into a Competing Account, no transfers may be made out of the other Competing Account.

  Minimum Amount which must Remain in a Sub-Account or the Fixed Account after a Transfer: $500; or $0 if the entire amount in the Sub-Account or Fixed Account is transferred.

Withdrawals:

  Contingent Deferred Sales Charge: A Contingent Deferred Sales Charge is assessed against the amount of the Contract Value withdrawn. The charge is calculated at the time of each withdrawal. For partial withdrawals, the charge is deducted from the remaining Contract Value and is deducted from the Sub-Accounts and Fixed Account in the same proportion that the amount of withdrawal from the Sub-Account or Fixed Account bears to the total of the partial withdrawal.

                  Contract
                  Year        Charge
                  --------    ------
                  1             8%
                  2             8%
                  3             7%
                  4             6%
                  5             5%
                  6             4%
                  7             3%
                  8             2%
                  9             1%
                  10 or more    0%

  Free Withdrawal Amount: During the first Contract Year, the Contract Owner may withdraw up to 10% of the Contract Value determined as of the beginning of the Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 10% of the Contract Value determined as of the end of the previous Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the such Contract Year.

  Withdrawal Charge: None

  Minimum Partial Withdrawal: $100

  Minimum Contract Value which must Remain in the Contract after a Partial
  Withdrawal: Qualified Plan: $600

  Number of Partial Withdrawals Permitted: No Limit

Annuity Guideline Parameters:

  1. If the amount to be applied under an Annuity Option is less than $2,000, the Company reserves the right to pay the amount in a lump sum. If any Annuity Payment is less than $100, the Company reserves the right to change the payment basis to equivalent quarterly, semi-annual or annual payments.

  2. The Annuity Date must be the first day of a calendar month. The Annuity Date cannot be earlier than five years after the Issue Date.

  3. The latest permitted Annuity Date is the earlier of:

    (i) the 90th birthday of the Annuitant;

    (ii) the latest date permitted under state law.

Riders:TSA Endorsement (ERISA) [or TSA Endorsement (Non-ERISA), or Texas ORP Endorsement]
    TSA Loan Rider (ERISA) [or TSA Loan Rider (Non-ERISA)] (Loan rider N/A for Texas ORP)
    Qualified Plan Contract Endorsement
    Enhanced Death Benefit Endorsement
    Unisex Annuity Rates Contract Endorsement
    Declared Interest Rate Fixed Account Endorsement
    Terminal Illness Benefit Endorsement

Annuity Service Center:

   C.M. Life Insurance Company
   Annuity Service Center, H565
   P.O. Box 9067
   Springfield, MA 01102-9067